Exhibit 10.2.f

[Execution Copy]

INSURANCE AGREEMENT

       THIS INSURANCE AGREEMENT, dated as of September 1, 2005, is entered into by and between XL CAPITAL ASSURANCE INC., a New York stock insurance company ("XLCA"), KANSAS CITY POWER & LIGHT COMPANY, a corporation duly organized under the laws of the State of Missouri (the "Company"), and THE BANK OF NEW YORK, a New York State chartered bank (the "Trustee").

       WHEREAS, pursuant to an Indenture of Trust, dated as of September 1, 2005 (the "Bond Indenture"), between the City of Burlington, Kansas (the "Issuer") and the Trustee, the Issuer proposes to issue its Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 2005 in the aggregate principal amount of $50,000,000 (the "Bonds") ; and

       WHEREAS, pursuant to an Amended and Restated Equipment Lease Agreement, dated as of September 1, 2005 (the "Lease"), between the Issuer and the Company, the Company will lease its interest in certain air pollution control facilities (the "Project") to the Issuer, and pursuant to an Amended and Restated Equipment Sublease Agreement, dated as of September 1, 2005 (the "Sublease"), the Issuer will sublease the Project to the Company. The Sublease requires the Company to make subrental payments to the Trustee in such amounts and at times sufficient to pay when due the principal and purchase price of and interest and any premium on the Bonds; and

       WHEREAS, the Bonds have been secured by an assignment and pledge by the Issuer of its right, title and interest in the trust estate; and

       WHEREAS, the Company has requested XLCA to issue a municipal bond insurance policy with respect to the Bonds (the "Policy") which insures the payment of principal of and interest on the Bonds from the date hereof on the terms specified therein; and

       WHEREAS, as a condition to the issuance of the Policy, XLCA requires that certain notices and other information be delivered from time to time by the Trustee and the Company and that certain rights be available to it in addition to those under the Indenture; and

       WHEREAS, the Company and the Trustee understand that XLCA expressly requires the delivery of this Agreement as part of the consideration for the delivery by XLCA of the Policy;

       NOW, THEREFORE, in consideration of the premises and of the agreements herein contained and of the execution and delivery of the Policy, the Company, the Trustee and XLCA agree as follows:

ARTICLE I
DEFINITIONS; PREMIUM AND EXPENSES

              SECTION 1.01.  Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, the terms which are capitalized herein shall have the meanings specified in Annex A hereto.

              SECTION 1.02.  Premium. In consideration of XLCA agreeing to issue the Policy, the Company hereby agrees to pay to XLCA on the date of issuance of the Policy, a premium equal to 75 basis points (0.75%), flat, of the total debt service to accrue on the Bonds through the final maturity date of the Bonds.

              SECTION 1.03.  Certain Other Expenses. The Company will pay all reasonable fees and disbursements of XLCA's and the Trustee's counsel related to any modification of this Agreement requested by the Company.

ARTICLE II
REIMBURSEMENT OBLIGATION; COVENANTS OF THE COMPANY

              SECTION 2.01.  Reimbursement Obligation.

       (a)  The Company agrees to reimburse XLCA, from any available funds, immediately and unconditionally upon demand for all amounts advanced by XLCA under the Policy. To the extent that any such payment due hereunder is not paid when due, interest shall accrue on such unpaid amounts at a rate equal to the Effective Interest Rate.

       (b)  The Company also agrees to reimburse XLCA immediately and unconditionally upon demand for all reasonable expenses incurred by XLCA in connection with the enforcement by XLCA of the Company's obligations under this Agreement, together with interest accruing at the Effective Interest Rate on any unpaid expenses from and including the date which is 30 days from the date a statement for such expenses is received by the Company to the date of payment. It is understood and agreed that the fees and expenses of any nationally recognized law firm shall be deemed reasonable for purposes of this paragraph.

              SECTION 2.02.  Covenants.

       (a)  Covenants in the Bond Documents. The Company agrees to comply with its covenants set forth in the Bond Documents and such covenants are hereby incorporated by reference herein.

       (b)  Regulated Utility Company. The Company hereby agrees that, in the event of any Reorganization, unless otherwise consented to by XLCA, the obligations of the Company under, and in respect of, this Agreement, the Bonds, the Lease, the Sublease, the Company Indenture and the First Mortgage Bonds shall be assumed by, and shall become direct and primary obligations of, a Regulated Utility Company such that at all times the obligor is a Regulated Utility Company.

       (c)  Indebtedness to Total Capitalization. The Company shall at all times cause the ratio of (i) Indebtedness of the Company and its Consolidated Subsidiaries to (ii) Total Capitalization to be less than or equal to 0.68 to 1.0.

       (d)  Issuance Test Covenant. The Company will not issue any additional First Mortgage Bonds without the consent of XLCA if at the time of the calculation after giving effect to such issuance:

       (i)       The long term rating for such First Mortgage Bonds by S&P or Moody's will be at or below A- (negative outlook) or (negative credit watch) or A3 (negative outlook) or (negative credit watch), respectively, and the proposed issuance would cause the proportion of First Mortgage Bonds to Total Indebtedness to exceed 50%.

     (ii)       The long term rating for such First Mortgage Bonds by S&P or Moody's will be at or above A- (stable outlook) or A3 (stable outlook), respectively, and the proposed issuance would cause the proportion of First Mortgage Bonds to Total Indebtedness to exceed 75%.

Notwithstanding the foregoing, should the Company issue First Mortgage Bonds in excess of 50% of Total Indebtedness (such excess, "Excess First Mortgage Bonds") and should the long term rating assigned to First Mortgage Bonds subsequently be reduced by S&P or Moody's to or below A- (negative outlook) or (negative credit watch) or A3 (negative outlook) or (negative credit watch), respectively, the Company shall be under no obligation to replace its Excess First Mortgage Bonds with unsecured debt, but the consent of XLCA shall be required prior to the issuance of any additional First Mortgage Bonds.

       (e)  Collateral. In the event the Company issues First Mortgage Bonds subsequent to the issuance of the Policy for a purpose other than refunding outstanding First Mortgage Bonds, the Company will issue and deliver to XLCA, as security for the Company's obligations hereunder, First Mortgage Bonds equal in principal amount to the principal amount of the Bonds then outstanding and maturing on the same dates and in the same principal amounts, and bearing interest at the same rates, as such Bonds; provided, however, that the obligation of the Company to make any payment of the principal of or any premium or interest on such First Mortgage Bonds shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged, excluding, however, amounts paid by XCLA under the Policy.

       (f)  Negative Pledge. Notwithstanding Section 2.02(e), from and after the Negative Pledge Date, the Company may issue, assume or guarantee Debt, or permit to exist Debt, secured by the lien of the Company Indenture which would otherwise be subject to the restrictions of

Section 2.02(e) up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by the lien of the Company Indenture, does not at the time exceed 10% of Total Capitalization; provided, however, that the Company may issue, assume or guarantee, or permit to exist, any Debt secured by the lien of the Company Indenture, in excess of such amount if concurrently therewith secures its reimbursement obligations hereunder equally and ratably with such Debt pursuant to Section 2.02(e).

              SECTION 2.03.  Unconditional Obligation. The obligations of the Company hereunder are absolute and unconditional and will be paid or performed strictly in accordance with this Agreement, irrespective of:

       (a)  any lack of validity or enforceability of, or any amendment or other modification of, or waiver with respect to the Bonds or any of the Bond Documents;

       (b)  any exchange, release or nonperfection of any security interest in property securing the Bonds or this Agreement or any obligations hereunder;

       (c)  any circumstances which might otherwise constitute a defense available to, or discharge of, the Company or the Issuer under the Bond Documents or otherwise with respect to the Bonds; and

       (d)  whether or not the Company's obligations under the Bond Documents, or the obligations represented by the Bonds, are contingent or matured, disputed or undisputed, liquidated or unliquidated.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

              SECTION 3.01.  Representations and Warranties. The Company hereby represents and warrants to XLCA that:

       (a)  The Company is a corporation duly incorporated under the laws of the State of Missouri, is duly qualified to do business in the State and has corporate power to enter into this Agreement, the Lease, the Sublease and the Supplemental Indenture. By proper corporate action its officers have been duly authorized to execute and deliver this Agreement, the Lease, the Sublease and the Supplemental Indenture.

       (b)  The execution and delivery of this agreement, the Lease, the Sublease and the Supplemental Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of or default under the Company's Restated Articles of Consolidation or any bond, debenture, note or other evidence of indebtedness of the Company, or any contract, agreement or lease to which the Company is a party or by which it is bound.

       (c)  This Agreement, the Lease, the Sublease, the Company Indenture and the First Mortgage Bonds have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws and equitable principles of general application affecting the rights and remedies of creditors and secured parties.

       (d)  There is no pending, or to the knowledge of the Company, threatened litigation against the Company that could, if adversely concluded, materially adversely affect the validity of this Agreement, the Lease, the Sublease, the Company Indenture or the First Mortgage Bonds issued pursuant thereto, or the ability of the Company to comply with its obligations under any of such documents.

       (e)  No default under the Lease or the Sublease has occurred and is continuing and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an event of default or a default under any agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of the property or assets of the Company is or may be subject which would impair in any material respect its ability to carry out its obligations under this Agreement, the Lease, the Sublease, the Company Indenture, the First Mortgage Bonds or the transactions contemplated hereby or thereby.

       (f)  No default under the Company Indenture has occurred and is continuing.

ARTICLE IV
EVENTS OF DEFAULT; REMEDIES

              SECTION 4.01.  Events of Default. The following events shall constitute Events of Default hereunder:

       (a)  The Company shall fail to pay to XLCA any amount payable under Sections 1.02 and 2.01 hereof and such failure shall have continued for a period in excess of ten days (in the case of amounts payable under Sections 1.02 or 2.01(a) hereof) after receipt by the Company of written notice thereof or 60 days from the date a statement for such expenses is received by the Company (in the case of amounts payable under Section 2.01(b) hereof);

       (b)  The Company shall fail to observe the covenants identified in Section 2.02 hereof; provided, however, that no Event of Default shall be declared with respect to a failure to observe the covenant identified in Section 2.02(c) and Section 2.02(e) until the Company shall have had 30 days to correct said default or caused said default to be corrected within such period.

       (c)  Any material representation or warranty made by the Company hereunder or any material statement in the application for the Policy or any material report, certificate, financial statement or other instrument provided in connection with the Policy or herewith shall have been materially false at the time when made;

       (d)  Except as otherwise provided in this Section 3.01, the Company shall fail to perform any of its other obligations hereunder, provided that such failure continues for more than thirty (30) days after receipt by the Company of written notice of such failure to perform;

       (e)  The Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, paying agent, custodian, sequestrator or similar official for the Company or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take action for the purpose of effecting any of the foregoing; or

       (f)  An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of its property, under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency or similar law or (ii) the appointment of a receiver, paying agent, custodian, sequestrator or similar official for the Company or for a substantial part of its property; and such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for ninety (90) days.

              SECTION 4.02.  Remedies. If an Event of Default shall occur and be continuing, then XLCA may take whatever action at law or in equity may appear necessary or desirable, including, without limitation, legal action for the specific performance of any covenant made by the Company to collect the amounts then due and thereafter to become due under this Agreement, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement. All rights and remedies of XLCA under this Section 4.02 are cumulative and the exercise of any one remedy does not preclude the exercise of one or more other remedies available under this Agreement or now or hereafter existing at law or in equity.

ARTICLE V
MISCELLANEOUS

              SECTION 5.01.  Certain Rights of XLCA. While the Policy is in effect:

       (a)  the Company shall furnish to XLCA (to the attention of the Surveillance Department) as soon as practicable after the filing thereof, a copy of the 10-Ks and 10-Qs of the Company and a copy of any audited financial statements and annual reports of the Company; provided that the statements and reports (other than annual reports) required to be furnished by the Company pursuant to this clause shall be deemed furnished for such purpose upon becoming publicly available on the SEC's EDGAR web page;

       (b)  the Company will permit XLCA to discuss the affairs, finances and accounts of the Company with appropriate officers of the Company;

       (c)  the Trustee or the Company, as appropriate, shall furnish to XLCA (to the attention of the Surveillance Department) a copy of any notice to be given to the registered owners of the Bonds, including, without limitation, notice of any redemption of or defeasance of Bonds, and any certificate rendered pursuant to the Bond Documents relating to the security for the Bonds;

       (d)  the Trustee or the Company, as appropriate, shall notify XLCA (to the attention of the General Counsel Office) of any failure of the Company to provide relevant notices, certificates or other documents or information as required under the Bond Documents;

       (e)  at the written request of XLCA due to any material breach by the Trustee of the trust and responsibilities set forth in the Indenture, which breach is not cured by the Trustee within ten (10) Business Days of written notice of such breach from XLCA to the Trustee, the Trustee (subject to subsection (f) below) shall resign from its responsibilities under the Indenture; and

       (f)  XLCA shall receive prior written notice of any Trustee resignation and, notwithstanding any provision of the Indenture, no removal, resignation or termination of the Trustee, or any part of its responsibilities under the Indenture, shall take effect until a successor, acceptable to XLCA, shall be appointed and such successor shall have executed a document satisfactory to XLCA assenting to the obligations of the Trustee set forth herein. In the event that a successor Trustee cannot be identified within 60 days from the date the Trustee notifies the XLCA and the Company of its resignation, the Trustee will have the right to petition a court of competent jurisdiction for the appointment of a successor Trustee.

              SECTION 5.02.  Indemnification.

       (a)  The Company shall indemnify and hold XLCA harmless against any loss, fees, costs, liability or expense incurred without gross negligence or willful misconduct on the part of XLCA arising out of or in connection with the delivery of the Policy and its performance thereunder, including the costs and expenses of defense against any such claim of liability. The indemnification set forth herein shall survive the cancellation or expiration of the Policy and/or removal of XLCA.

       (b)  The Company shall indemnify and hold the Trustee harmless against any loss, fees, costs, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee arising out of or in connection with this Agreement, including the costs and expenses of defense against any such claim of liability. The indemnification set forth herein shall survive the cancellation or expiration of the Policy, the termination of this Agreement or the resignation or removal of the Trustee under the Indenture.

              SECTION 5.03.  Parties Interested Herein. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee and XLCA, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Agreement contained by and on behalf of the Company and XLCA shall be for the sole and exclusive benefit of the Company, the Trustee and XLCA.

              SECTION 5.04.  Amendment and Waiver. Any provision of this Agreement may be amended, waived, supplemented, discharged or terminated only with the prior written consent of the Company, the Trustee and XLCA. The Company hereby agrees that upon the written request of the Company, XLCA may make or consent to issue any substitute for the Policy to cure any ambiguity or formal defect or omission in the Policy which does not materially change the terms of the Policy nor adversely affect the rights of the owners of the Bonds, and this Agreement shall apply to such substituted Policy. XLCA shall deliver the original of such substituted Policy to the Trustee and agrees to deliver to the Company and to the company or companies, if any, rating the Bonds, a copy of such substituted Policy.

              SECTION 5.05.  Successors and Assigns; Descriptive Headings.

       (a)  This Agreement shall bind, and the benefits thereof shall inure to, the Company, the Trustee and XLCA and their respective successors and assigns; provided, that neither party hereto may transfer or assign any or all of its rights and obligations hereunder without the prior written consent of the other party hereto, which shall not be refused unreasonably. Notwithstanding the foregoing provisions of this Section 5.05(a), XLCA shall have the right the reinsure any portion of its exposure under the Policy to third party reinsurers.

       (b)  The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

              SECTION 5.06.  Counterparts. This Agreement may be executed in any number of copies and by the different parties hereto on the same or separate counterparts, each of which fully-executed counterparts shall be deemed to be an original instrument, and all of which shall constitute but one and the same instrument. Complete counterparts of this Agreement shall be lodged with the Company, the Trustee and XLCA.

              SECTION 5.07.  Term. This Agreement shall expire upon the later of (i) the expiration, or cancellation by the Company, of the Policy in accordance with the terms thereof, or (ii) the repayment in full to XLCA and the Trustee of any amounts due and owing to them by the Company under this Agreement or the Policy. The Company may cancel the Policy at any time provided that the Premium shall not be refundable for any reason.

              SECTION 5.08.  Exercise of Rights. No failure or delay on the part of XLCA to exercise any right, power or privilege under this Agreement and no course of dealing between XLCA and the Company or any other party shall operate as a waiver of any such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which XLCA would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

              SECTION 5.09.  Waiver. The Company waives any defense that this Agreement was executed subsequent to the date of the Commitment, admitting and covenanting that such Commitment was delivered pursuant to the Company's request and in reliance on the Company's promise to execute this Agreement.

              SECTION 5.10.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings of the parties hereto with respect to the subject matter hereof, including but not limited to the Commitment.

              SECTION 5.11.  Notices. All written notices to or upon the respective parties hereto shall be deemed to have been given or made when actually received, or in the case of telecopier machine owned or operated by a party hereto, when sent and confirmed in writing by such machine as having been received, addressed as specified below or at such other address as any of the parties hereto may from time to time specify in writing to the other:

If to the Company:

       Kansas City Power & Light Company
       1201 Walnut
       Kansas City, Missouri 64106
       Attention: Treasurer
       Facsimile: (816) 556-2992

       If to the Trustee:

       The Bank of New York
       385 Rifle Camp Road
       3rd Floor
       West Paterson, New Jersey 07424
       Attention: Corporate Trust Administration

       Facsimile: ______________

       If to XLCA:

       XL Capital Assurance Inc.
       1221 Avenue of the Americas, 31st Floor
       New York, New York 10020
       Attention: Richard Heberton, Surveillance Department
       Facsimile: (212) 478-3587

       and

       Attention: Susan Comparato, Esq., General Counsel
       Facsimile: (212) 478-3446

              SECTION 5.12.  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

              SECTION 5.13.  Concerning the Trustee.

       (a)  All of the rights, privileges, protections and immunities afforded to the Trustee under the Bond Documents are hereby incorporated herein as if set forth herein in full.

       (b)  The recitals contained herein shall be taken as the statements of the Company and XLCA, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or the Policy.

[signature page follows]

       IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

KANSAS CITY POWER & LIGHT COMPANY

By:  /s/Michael W. Cline_____________
    Name:  Michael W. Cline
    Title:   Treasurer

THE BANK OF NEW YORK, as Trustee

By:  /s/Alex Tae-Ho Chang____________
    Name:  (Alex) Tae-Ho Chang
    Title:    Assistant Vice President

XL CAPITAL ASSURANCE INC.

By:  /s/Philip P. Henson_____________
    Name:  Philip P. Henson
    Title:    Managing Director

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ANNEX A

DEFINITIONS

       For all purposes of this Agreement, the terms "XLCA', "Company", "Trustee", "Bond Indenture", "Issuer", "Bonds", "Lease", "Sublease" and "Policy" have the meanings set forth in the preamble and the recitals hereof and except as otherwise expressly provided herein or unless the context otherwise requires, all capitalized terms shall have the meaning as set out below.

       "Agreement" means this Insurance Agreement.

       "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

       "Bond Documents" means, collectively, the Indenture, the Lease, the Sublease, the Company Indenture, and any other documents and instruments delivered in connection with the issuance of the Bonds.

       "Capital Lease" means, as to any person, any lease of Property by such person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "Capitalized Lease Obligation" means, as to any Person, the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person in accordance with GAAP.

       "Commitment" means the commitment letter, dated July [8], 2005, from XLCA to the Company, committing to issue the Policy in respect of the Bonds, subject to the terms and conditions thereof.

       "Company Indenture" means, initially, the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986 between the Company and UMB Bank and Trust, N.A. (formerly, United Missouri Bank of Kansas City, N.A.), as trustee, as amended and supplemented from time to time, or, in the event the lien of such General Mortgage Indenture and Deed of Trust is discharged, then any other general mortgage indenture hereafter entered into by the Company under which the Company may issue evidences of Indebtedness secured by a lien on substantially all of the assets of the Company.

       "Consolidated Subsidiaries" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

       "Debt" shall mean any outstanding debt for money borrowed.

       "Effective Interest Rate" means the "prime rate" announced by Citibank, N.A., from time to time, plus 2%.

       "Event of Default" means any of the events of default set forth in Section 4.01 of this Agreement.

       "First Mortgage Bonds" means bonds or other evidences of indebtedness issued under the Company Indenture.

       "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board.

       "Guaranty Obligations" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or their obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guarantying Person in good faith.

       "Indebtedness" means, as to any Person at a particular time, all of the following, without duplication, to the extent recourse may be had to the assets or properties of such Person in respect thereof:

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       (a)       All obligations of such Person for borrowed money and all obligation of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

       (b)       Any direct or contingent obligations of such Person in the aggregate in excess of $2,000,000 arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

       (c)       Net obligations of such Person under any Swap Contract in an amount equal to the Swap Termination Value thereof;

       (d)       All obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

       (e)       Capitalized Lease Obligations and Synthetic Lease Obligations of such Person;

       (f)       All Guaranty Obligations of such Person in respect of any other the foregoing.

       For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. It is understood and agreed that Indebtedness (including Guaranty Obligations) shall not include any obligations of the Company with respect to subordinated, deferrable interest debt securities, and any related securities issued by a trust or other special purpose entity in connection therewith, as long as the maturity date of such debt is subsequent to the maturity date of the Bonds; provided that the amount of mandatory principal amortization or defeasance of such debt prior to the maturity date of the Bonds shall be included in the definition of Indebtedness (such obligations, "Trust Preferred Obligations"). The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

       "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

       "Premium" has the meaning set forth in Section 1.02.

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       "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

       "Regulated Utility Company" means an entity engaged in the retail sale and distribution of electricity, which sale and distribution is subject to rate regulation by one or more state public utility commissions.

       "Negative Pledge Date" means the date as of which the principal amount of Outstanding (as defined in the Company Indenture) First Mortgage Bonds under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986 between the Company and UMB Bank and Trust, N.A. (formerly, United Missouri Bank of Kansas City, N.A.), as trustee, first represents less than 5% of Total Capitalization.

       "Reorganization" means any reorganization of the Company and its affiliates or any consolidation, merger or transfer of a substantial portion of the assets of the Company as a result of which the obligor under or in respect of this Agreement, the Lease, the Sublease, the Company Indenture or the First Mortgage Bonds pledged to secure the Bonds would cease to be a Regulated Utility Company.

       "Shareholders' Equity" means, as of any date of determination, shareholders' equity of the Company on a consolidated basis as of that date determined in accordance with GAAP.

       "Subsidiary" means, with respect to any Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; or (c) any other Person the operations and/or financial results of which are required to be consolidated with those of such first Person in accordance with GAAP.

       "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transaction, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form

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of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

       "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts, in each case as calculated by the Company in order to ensure compliance with Financial Accounting Standards Board Statement No. 133.

       "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic or off-balance sheet tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

       "Total Capitalization" means Indebtedness of the Company and its Consolidated Subsidiaries plus the sum of (i) Shareholder's Equity and (ii) to the extent not otherwise included in Indebtedness or Shareholder's Equity, preferred and preference stock and securities of the Company and its Subsidiaries included in a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP; provided, however, that with respect to any derivative entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for the purpose of speculation, Shareholder's Equity shall be calculated without giving effect to the application of Financial Accounting Standards Board Statement No. 133 or Financial Accounting Standards Board Statement No. 149.

       "Total Indebtedness" means short term debt plus the current maturities of long term debt plus long term debt.

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